PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Makes Announcement Regarding U.S. Legislative Impact upon its FireOne Group plc Subsidiary

Montreal, Quebec, October 2, 2006 — Optimal Group Inc. (NASDAQ:OPMR) today made the following announcement regarding the adoption by the United States Congress of the Unlawful Internet Gambling Enforcement Act of 2006.

On September 30, 2006, the United States Congress passed the Unlawful Internet Gambling Enforcement Act of 2006. The Act, upon becoming law, will prohibit gambling businesses from accepting any financial instrument in connection with unlawful Internet gambling. The Act will become law upon its approval by the President of the United States, which the Company expects will occur in the coming days. The Act does not define "unlawful Internet gambling" nor does it make unlawful any activities by financial institutions that are not themselves gambling businesses. The Act directs the United States Federal Reserve and the Department of the Treasury to develop regulations that would direct financial institutions to identify and block certain types of financial transactions connected with unlawful Internet gambling.

Optimal Group holds approximately 76% of the issued and outstanding shares of FireOne Group plc (London Stock Exchange (AIM): FPA). FireOne Group is a provider of payment processing services for the online gaming industry.

The enactment of the Unlawful Internet Gambling Enforcement Act of 2006 will have a significant negative impact on the business and results of operations of FireOne Group, and therefore the Company.

The business operations of Optimal Payments, the Company’s wholly owned subsidiary, are not targeted by these legislative developments. Through Optimal Payments, we process credit card payments for small and medium-sized Internet businesses, mail-order/telephone-order merchants and retail point-of-sale merchants, and process electronic checks and direct debits online and by telephone. See note 13 (Segmented Information) to Optimal Group’s unaudited, consolidated financial statements for the six-month period ended June 30, 2006, contained in Optimal Group’s Form 10-Q Quarterly Report for the quarter then ended, for a breakdown of the results of operations of each of the Company’s operating segments.

The Company also announced today that it has divested its Optimal Services Group hardware maintenance and services business. This divestiture will not have a material impact on the Company’s financial statements.

Optimal Group Makes Announcement Regarding U.S. Legislative Impact upon its FireOne Group plc Subsidiary                                                                                                                                                                    Page 2

On August 7, 2006, we announced the engagement of Genuity Capital Markets as financial advisor to assist us in considering strategic alternatives. Our strategic review is ongoing, however, we intend to utilize our strong balance sheet to build upon our existing assets and to pursue transactional opportunities, all with a view to creating future value.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations;
•	general economic and business conditions in the markets we serve;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;
•	our ability to adapt to changes in technology, including technology relating to electronic payments systems;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects; and
•

the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, and our Quarterly Report on Form 10-Q for the three months ended June 30, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.